OLD MUTUAL ABSOLUTE RETURN INSTITUTIONAL FUND, L.L.C.

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENT, each person whose signature appears below hereby constitutes and appoints Ross Weissman, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the Registration Statement on Form N-14 of Old Mutual Absolute Return Institutional Fund, L.L.C. relating to the acquisition of the assets of Old Mutual Emerging Managers Institutional Fund, L.L.C, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

          Each of the undersign hereby executes this Power of Attorney as of this 5th day of January, 2011.

       SIGNATURE                                    TITLE
-------------------------------------  ----------------------------------------

/s/  Matthew Appelstein                President, Chief Executive Officer and
-------------------------------------  Principal Manager
Matthew Appelstein

/s/  Gerald Hellerman                  Manager
-------------------------------------
Gerald Hellerman

/s/  George W. Morriss                 Manager
-------------------------------------
George W. Morriss

/s/ Paul D. Malek                      Manager
-------------------------------------
Paul D. Malek

/s/ Ross Weissman                      Treasurer and Chief Financial Officer
-------------------------------------
Ross Weissman